UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)    The 2016 annual meeting of stockholders of XPO Logistics, Inc. (the "Company") was held on May 11, 2016.
(b)    At the 2016 annual meeting, the stockholders elected each of the Company’s nominees for director; ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and approved the advisory vote on the Company’s executive compensation.

1.     Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Bradley S. Jacobs	90,423,380	340,283	36,041	9,518,133
Gena L. Ashe	90,340,226	422,705	36,773	9,518,133
Louis DeJoy	87,250,438	1,676,233	1,873,033	9,518,133
Michael G. Jesselson	90,320,919	442,646	36,139	9,518,133
Adrian P. Kingshott	90,499,335	263,312	37,057	9,518,133
Jason D. Papastavrou	90,274,517	489,062	36,125	9,518,133
Oren G. Shaffer	90,657,512	107,182	35,010	9,518,133

2.     Ratification of the Appointment of KPMG LLP:

Votes For	100,175,359
Votes Against	84,796
Abstentions	57,682
Broker Non-Votes	0

3.     Advisory Vote on Executive Compensation:

Votes For	84,571,856
Votes Against	4,296,142
Abstentions	1,931,706
Broker Non-Votes	9,518,133

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016	XPO LOGISTICS, INC.
	By:	/s/ Gordon E. Devens
Gordon E. Devens
Chief Legal Officer